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                               C-TEC CORPORATION
                              105 CARNEGIE CENTER
                              PRINCETON, NJ 08540
                                     ------                        EXHIBIT 5(a)
                                (609) 734-3803
                           FACSIMILE (609) 734-3830


 RAYMOND B. OSTROSKI
 EXECUTIVE VICE PRESIDENT
 AND GENERAL COUNSEL


                               November 22, 1995




 C-TEC Corporation
 105 Carnegie Center, 3rd Floor
 Princeton, New Jersey 08540



 Ladies and Gentlemen:

      I am the Executive Vice President and General Counsel of C-TEC Corporation, a Pennsylvania corporation (the "Company"), and as such, I have acted as counsel for the Company in connection with the proposed issuance by the Company of 1,350,000 shares of Common Stock, par value of $1.00 per share (the "Shares"), pursuant to the Company's 1994 Stock Option Plan, as amended (the "Plan") and the registration of the Shares pursuant to the Registration Statement on Form S-8 (together with all exhibits thereto, the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Act").

      This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

      I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate certificates of public officials, certificates of officers or representatives of the Company and others, as I have deemed necessary or appropriate for the purpose of rendering this opinion.

      I am a member of the Bar of the Commonwealth of Pennsylvania and the opinion expressed herein is limited to the law of the Commonwealth of Pennsylvania and Federal law of the United States of America.
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      Based upon and subject to the foregoing, I am of the opinion that the Shares to be issued upon exercise of any options duly granted pursuant to the terms of the Plan have been duly and validly authorized and, when the Shares have been paid for upon exercise of such options in accordance with the terms of the Plan and certificates therefor have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and nonassessable.

      I consent to the filing of this opinion with the Commission as Exhibit 5(a) to the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required by the Act.

                     Very truly yours,
                     C-TEC Corporation



                     By:________________________________
                        Raymond B. Ostroski, Esq.